Exhibit 10.34

JOINDER, SECOND AMENDMENT TO CREDIT AGREEMENT AND MODIFICATION OF OTHER LOAN DOCUMENTS

THIS JOINDER, SECOND AMENDMENT TO CREDIT AGREEMENT AND MODIFICATION OF OTHER LOAN DOCUMENTS (this “Joinder”) is made effective as of December 31, 2020 (the “Amendment Effective Date”), by and among HCI GROUP, INC., a Florida corporation (“Borrower”), the Guarantors party hereto, and FIFTH THIRD BANK, NATIONAL ASSOCIATION (“Lender”).

BACKGROUND

A.Lender previously made available to Borrower a revolving line of credit loan (the “Loan”) in the principal amount of up to Sixty-Five Million and No/100 Dollars ($65,000,000.00), as evidenced by that certain Promissory Note dated December 5, 2018, in the original principal amount of $65,000,000.00, made by Borrower to the order of Lender (together with all renewals, amendments, modifications, increases and extensions thereof, the “Note”).

B.The Note was issued pursuant to that certain Credit Agreement dated December 5, 2018 by and among Borrower, the Guarantors from time to time party thereto and Lender, as amended by that certain First Amendment to Credit Agreement dated February 28, 2019 (as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), and secured by, among other things, the security interests granted pursuant to that certain Security and Pledge Agreement dated December 5, 2018 by and among Borrower, the other obligors from time to time party thereto and Lender (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”).

C.The parties desire to (i) join WESTVIEW HOLDINGS, LLC, a Florida limited liability company (“Joining Guarantor”) to the Credit Agreement, the Security Agreement and certain other documents entered into in connection therewith, (ii) release CYPRESS TECH DEVELOPMENT COMPANY, INC., a Florida corporation, EXZEO USA, INC., a Florida corporation, and TYPTAP MANAGEMENT COMPANY, a Florida corporation (collectively, the “Released Guarantors”) from liability in connection with the Loan and the Loan Documents, and (iii) make certain amendments to the Loan Documents as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Joinder, the parties mutually agree as follows:

1.Recitals; Defined Terms. The foregoing recitals are true and correct and are incorporated herein by this reference. Unless otherwise defined herein, all capitalized terms have the same meanings provided in the Credit Agreement.  The parties hereto acknowledge and agree that the references to December 5, 2019 in Recital A to the First Amendment to Credit Agreement dated February 28, 2019 (the “First Amendment”) are scrivener’s errors, and the correct date is December 5, 2018.  All references to December 5, 2019 in Recital A to the First Amendment are hereby replaced with December 5, 2018.

THIS JOINDER WAS MADE, EXECUTED AND DELIVERED OUTSIDE THE STATE OF FLORIDA.

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2.Joinder. Joining Guarantor hereby (a) joins in and becomes an “Obligor” under the Security Agreement and (b) joins in and becomes a “Guarantor” under the Credit Agreement. All references to “Obligor” contained in the Security Agreement are hereby deemed for all purposes to also refer to and include Joining Guarantor and all references to “Guarantor” contained in the Credit Agreement are hereby deemed for all purposes to also refer to and include Joining Guarantor, and Joining Guarantor hereby agrees to comply with all of the terms and conditions of each Loan Document it is joining pursuant to this Joinder as if an original signatory thereto. In furtherance thereof, (i) Joining Guarantor agrees that it is, jointly and severally with the other Guarantors, liable to Lender under the Credit Agreement, and that it is, jointly and severally with the other Obligors, liable to Lender under the Security Agreement, and (ii) to secure the payment and performance of the Obligations, Joining Guarantor hereby grants to Lender a continuing security interest in all of its Collateral (as defined in the Security Agreement), whether now existing or at any time hereafter arising.

3.Financing Statement. Joining Guarantor hereby authorizes Lender to file a UCC Financing Statement naming Joining Guarantor as debtor and Lender as secured party with respect to its Collateral in such jurisdiction as determined by Lender to be appropriate to perfect the security interest granted by Joining Guarantor herein and in the Security Agreement.

4.Release.  Lender hereby agrees that (a) the Released Guarantors’ liability with respect to the Loan under the Loan Documents is hereby terminated and the Released Guarantors are released from any and all liability pursuant to the Loan Documents, (b) all security interests and other liens granted by the Released Guarantors to Lender pursuant to the Loan Documents are hereby released and terminated, and (c) the Loan Documents are hereby deemed amended to the extent necessary to reflect the releases and terminations provided in clauses (a) and (b); provided, however, the Loan Documents shall remain in full force and effect as to Borrower and any other Guarantors.

5.Modifications to Credit Agreement.

(a)The following definitions in Section 1.2 of the Credit Agreement are hereby amended and restated in their entirety to read as follows:

“Advance Rates” shall have the meaning set forth in the Letter Agreement.

“Applicable Margin” shall have the meaning set forth in the Letter Agreement.

“LIBOR Rate” shall mean, as of any date of determination in accordance with this Agreement, the rate of interest rounded upwards, if necessary, to the next 1/8th of one percent (1%) and adjusted for reserves if Lender is required to maintain reserves with respect to relevant advances) fixed by ICE Benchmark Administration Limited (or any successor thereto, or replacement thereof, approved by Lender, each an “Alternate LIBOR Source”) at approximately 11:00 a.m., London, England time (or the relevant time established by ICE Benchmark Administration Limited, an Alternate LIBOR Source, or Lender, as applicable), two Business Days prior to such date of determination, relating to quotations for the one

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month London InterBank Offered Rates on U.S. Dollar deposits, displayed by Bloomberg LP (or any successor thereto, or replacement thereof, as approved by Lender, each an “Approved Bloomberg Successor”), or if no longer displayed by Bloomberg LP (or any Approved Bloomberg Successor), such rate as shall be determined in good faith by Lender from such sources as it shall determine to be comparable to Bloomberg LP (or any Approved Bloomberg Successor), all as determined by Lender in accordance with this Agreement and Lender’s loan systems and procedures periodically in effect.  Notwithstanding anything to the contrary contained herein, in no event shall the LIBOR Rate be less than .25% as of any date (the “LIBOR Rate Minimum”); provided that, at any time during which a Rate Management Agreement with Lender is then in effect with respect to all or a portion of the Obligations, the LIBOR Rate Minimum shall be disregarded and no longer of any force and effect with respect to such portion of the Obligations subject to such Rate Management Agreement.  Each determination by Lender of the LIBOR Rate shall be binding and conclusive in the absence of manifest error.

“Revolving Commitment Termination Date” shall mean the earliest of (i) December 31, 2023, (ii) the date on which the Revolving Commitment is terminated pursuant to Section 2.3 and (iii) the date on which all amounts outstanding under this Agreement have been declared or have automatically become due and payable (whether by acceleration or otherwise).

(b)The defined term “Unused Commitment Fee” is hereby deleted from Section 1.1 of the Credit Agreement in its entirety.

(c)The following new definitions are hereby added to Section 1.1 of the Credit Agreement in the appropriate alphabetical order:

“Capital” shall mean all interest-bearing Indebtedness plus Shareholders’ Equity.

“Debt-To-Capital Ratio” shall mean total Indebtedness divided by total Capital.

“Letter Agreement” shall mean that certain Letter Agreement between Borrower and Lender dated December 31, 2020.

“Shareholders’ Equity” shall mean total assets minus total liabilities.

“Tangible Net Worth” shall mean as of any applicable date, the consolidated total assets of Borrower and its Subsidiaries minus, without duplication, (i) the sum of any amounts attributable to (a) goodwill, (b) intangible items such as unamortized debt discount and expense, patents, trade and service marks and names, copyrights and research and development expenses except prepaid expenses, and (c) all reserves not already deducted from assets, and (ii) total liabilities.

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“Interest Period” shall mean each period beginning on (and including) each LIBOR Adjustment Date and ending on (but excluding) the next LIBOR Adjustment Date;

(d)Section 2.5(d) of the Credit Agreement is hereby amended and restated in its entirety to read as follows: Intentionally Deleted.

(e)Section 2.9 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

2.9   LIBOR Provisions.

(A)

Temporary Inability:  In the event, prior to commencement of any Interest Period relating to a LIBOR Rate Loan, Lender shall determine that (i) deposits in Dollars (in the applicable amounts) are not being offered to it in the London Interbank Offered Rate market for such Interest Period, (ii) by reason of circumstances affecting the London Interbank Offered Rate Market adequate and reasonable methods do not exist for ascertaining the LIBOR Rate, (iii) the LIBOR Rate as determined by Lender will not adequately and fairly reflect the cost to Lender of funding their LIBOR Rate Loans for such Interest Period, or (iv) the making or funding of LIBOR Rate Loans becomes impracticable;

then, Lender shall promptly provide notice of such determination to Borrower (which shall be conclusive and binding on Borrower), and (x) any request for a LIBOR Rate Loan or for a conversion to or continuation of a LIBOR Rate Loan shall be automatically withdrawn and shall be deemed a request for a Prime Rate Loan, (y) each LIBOR Rate Loan will automatically, on the last day of the then current Interest Period relating thereto, become a Prime Rate Loan, and (z) the obligations of Lender to make LIBOR Rate Loans shall be suspended until Lender  determines that the circumstances giving rise to such suspension no longer exist, in which event Lender shall so notify Borrower.

(B)	Permanent Inability:
(i)	In the event Lender shall determine (which determination shall be deemed presumptively correct absent manifest error) that:
(a)	the circumstances set forth in Section 2.9(A) have arisen and such circumstances are unlikely to be temporary;
(b)

a public statement or publication of information has been made (1) by or on behalf of the administrator of the LIBOR Rate; or by the regulatory supervisor for the administrator of the LIBOR Rate, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for the LIBOR Rate, a resolution authority with jurisdiction over the administrator for the

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LIBOR Rate or a court or an entity with similar insolvency or resolution authority over the administrator for the LIBOR Rate, stating that such administrator has ceased or will cease to provide the LIBOR Rate, permanently or indefinitely, provided that, at the time of the statement or publication, there is no successor administrator that will continue to provide the LIBOR Rate, (2) by the administrator of the LIBOR Rate that it has invoked or will invoke, permanently or indefinitely, its insufficient submissions policy, or (3) by the regulatory supervisor for the administrator of the LIBOR Rate or any Governmental Authority having jurisdiction over Lender announcing that the LIBOR Rate is no longer representative or may no longer be used;

(c)

a LIBOR Rate is not published by the administrator of the LIBOR Rate for five consecutive Business Days and such failure is not the result of a temporary moratorium, embargo or disruption declared by the administrator of the LIBOR Rate or by the regulatory supervisor for the administrator of the LIBOR Rate; or

(d)	a new index rate has become a widely-recognized replacement benchmark rate for the LIBOR Rate in newly originated or amended loans denominated in Dollars in the U.S. market;

then Lender may, in its sole discretion, amend this Agreement as described below to replace the LIBOR Rate with an alternative replacement index and to modify the applicable margins (the new index and margin together, the “Benchmark Replacement”), in each case giving due consideration to any evolving or then existing convention for similar US dollar denominated credit facilities, or any selection, endorsement or recommendation by a relevant governmental body with respect to such facilities.  Lender may also from time to time, in Lender’s sole discretion, make other related amendments (“Conforming Changes”), including but not limited to increasing or decreasing the “floor” applicable to the replacement index and/or Benchmark Replacement, to permit the administration thereof by Lender in an administratively and operationally practicable manner and in a manner substantially consistent with market practice and similarly situated counterparties with similar assets in similar facilities.

(ii)

Lender shall provide notice to Borrower of an amendment of this Agreement to reflect the Benchmark Replacement and Conforming Changes.  Notwithstanding anything to the contrary in this Agreement or the other Loan Documents (including, without limitation, Section 10.2), such amendment shall become effective without any further action or consent of any other party to this Agreement upon delivery of notice to Borrower.

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(iii)

For the avoidance of doubt, following the date when a determination is made pursuant to Section (B)(i), above, and until a Benchmark Replacement has been selected and implemented in accordance with the terms and conditions of Section (B)(i) and (ii), at Lender’s election, all loans shall accrue interest as Prime Rate Loans, and the Interest Rate shall be based on the Prime Rate.

(C)

Subject to any Conforming Changes, if at any time the replacement index is less than .25% for purposes of this Agreement; provided, however, even if the replacement index is greater than zero, if due to a negative margin the Benchmark Replacement would be zero, the Benchmark Replacement shall be deemed to be .25%.

(D)

In the event that circumstances similar to those set out in paragraph (B)(i)(a)-(d) occur in relation to an index selected to replace the LIBOR Rate (or another index previously selected pursuant to this provision) or if Lender determines a replacement index is administratively or operationally impracticable, the terms governing replacement of the LIBOR Rate set forth in paragraphs (B) and (C) shall govern replacement of the replacement index.

(f)The introductory sentence of Section 5.1 of the Credit Agreement is hereby amended and restated to read as follows:

Section 5.1.Financial Statements and Other Information.  Deliver to Lender, in form and substance reasonably acceptable to Lender:

(g)Section 5.9 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Section 5.9Use of Proceeds.  Use the proceeds of the Revolving Loan solely to provide financing for general corporate purposes, including acquiring investment assets, share buybacks and working capital. Without Lender’s prior written consent, the Revolving Loan proceeds may not be used (i) for an Acquisition or (ii) to meet any statutory reserve requirements for payments of claims for the purchase of insurance policies.

(h)Section 5.11(d) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(d)

Real Property.Cause all Unencumbered Real Estate that is Collateral and all Real Property acquired with proceeds of the Revolving Loan to be subject at all times to a valid and, subject to any filing and/or recording referred to herein, enforceable Lien in favor of Lender on, and security interest in, real property that is prior and superior in right to any other Lien in favor of Lender to secure the Obligations as required by the Collateral Documents

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(subject to Liens permitted by Section 7.2) and, in connection with the foregoing, deliver to Lender such documentation as Lender may reasonably request including filings and deliveries necessary to perfect such Liens, Organization Documents, resolutions, Real Property Security Documents and favorable opinions of counsel to such Person, all in form, content and scope reasonably satisfactory to Lender.

(i)Section 6.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Section 6.1Minimum Tangible Net Worth.  Permit Borrower’s Minimum Tangible Net Worth as of the end of any Fiscal Quarter, commencing with the Fiscal Quarter ending December 31, 2020, to be less than $134,541,000.00 plus 50% of aggregate quarterly net income (determined on a consolidated basis without duplication in accordance with GAAP and for which purpose any net loss shall be deemed to be a net income of zero) of Borrower and its Subsidiaries for the Fiscal Quarter then ending.

(j)Section 6.2 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Section 6.2Debt-To-Capital Ratio.  Permit Borrower’s Debt-To-Capital Ratio to be greater than 55% at the end of the Fiscal Quarter ending December 31, 2020 or at the end of any Fiscal Quarter thereafter.

(k)Section 6.3 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Section 6.3Authorized Control Level Risk Based Capital Ratio.  Permit the Authorized Control Level Risk Based Capital Ratio of HCPCIC to be less than 300% at the end of the Fiscal Year ending December 31, 2020 or at the end of any other Fiscal Year thereafter.

(l)Section 10.4 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

10.4.	Assignments; Participations.

(a)Assignments.  Without obtaining any consent of any of the Loan Parties, Lender (and any subsequent assignee of Lender) may (i) transfer and assign all or any of its rights or delegate any or all of its duties under this Agreement and/or the other Loan Documents, or (ii) grant participations in the Advances to Participants in accordance with Section 10.4(b).  Lender may, without obtaining any consent of any of the Loan Parties, disclose to all prospective and actual assignees and Participants all

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financial, business and other information about the Loan Parties which Lender may possess at any time.  For the avoidance of doubt, Lender may, without obtaining any consent of any of the Loan Parties, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided, that no such pledge or assignment shall release Lender from any of its obligations hereunder or substitute any such pledgee or assignee for Lender as a party hereto.

(b)Participations.  Lender may at any time, without the consent of, or notice to, Borrower, sell to one or more Persons participating interests in its Advances, commitments or other interests hereunder (any such Person, a "Participant").  In the event of a sale by Lender of a participating interest to a Participant, (i)  Lender's obligations hereunder shall remain unchanged for all purposes, (ii) Borrower shall continue to deal solely and directly with Lender in connection with Lender's rights and obligations hereunder, and (iii) all amounts payable by Borrower shall be determined as if Lender had not sold such participation and shall be paid directly to Lender, provided, however, notwithstanding the foregoing, Borrower hereby agrees that each Participant shall be entitled to the benefits of Section 2.5(c); provided, further, a Participant shall not be entitled to receive any greater payment under Section 2.5(c), with respect to any participation, than Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a change in Law, regulation ruling, treaty or other action or doctrine of a Governmental Authority that occurs after the date the Participant acquired the applicable participation.  Borrower agrees that if amounts outstanding under this Agreement are due and payable (as a result of acceleration or otherwise), each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement and with respect to any Letter of Credit to the same extent as if the amount of its participating interest were owing directly to it as Lender under this Agreement.  If Lender sells a participation to a Participant as provided under this Section 10.4(b), it shall, acting solely for this purpose as a non-fiduciary agent of Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant's interest in the Advances or other obligations under the Loan Documents (the "Participant Register"); provided, that Lender shall not have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form

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under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive and binding absent manifest error, and Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, Lender shall have no responsibility for maintaining a Participant Register.

(c)Loan Party Assignments.  None of the Loan Parties may assign, delegate or otherwise transfer any of their rights or other obligations hereunder or under any other Loan Document without the prior written consent of Lender.

6.Notice Information.  All references in the Credit Agreement and the other Loan Documents to the notice addresses for Lender are hereby amended to read as follows:

Fifth Third Bank, National Association

201 East Kennedy Blvd., Suite 1800

Tampa, Florida 33602

Attn: David Austin, Senior Vice President

Email: david.austin@53.com

With a copy to:

Fifth Third Bank, National Association

222 South Riverside Plaza

Chicago, Illinois 60606

Attn: Dave Meier

Email: david.meier@53.com

And a copy to:

Bradley Arant Boult Cummings LLP

100 N. Tampa Street, Suite 2200

Tampa, Florida 33602

Attn: Stephanie Kane

Email: skane@bradley.com

7.Westview Survey.  On the Amendment Effective Date, Joining Guarantor has executed and delivered to Lender Real Property Security Documents encumbering certain real property located at 402 N. Reo Street, Tampa, Florida (the “Westview Property”).  Within thirty (30) days after the Amendment Effective Date, Borrower will deliver to Lender a final ALTA/NSPS survey in form and substance satisfactory to Lender.

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8.Representations and Warranties.  Borrower and Guarantors hereby represent, covenant and warrant to Lender as follows:

(a)The representations and warranties in the Loan Documents are true and correct in all material respects as of the date hereof.

(b)There is currently no Default or Event of Default under the Loan Documents, and none of Borrower or Guarantors have knowledge of any event or circumstance that with the giving of notice or the passage of time, or both, would constitute an Event of Default under the Loan Documents.

(c)The Loan Documents are in full force and effect and, following the execution and delivery of this Joinder, the Loan Documents continue to be the legal, valid and binding obligations of Borrower and Guarantors, enforceable in accordance with their respective terms, subject to limitations imposed by bankruptcy, insolvency, other debtor relief laws and general principles of equity.

(d)There has been no material adverse change in the financial condition of Borrower, Guarantors or any other party whose financial statement has been delivered to Lender in connection with the Loan from the date of the most recent financial statement received by Lender.

(e)As of the date hereof, none of Borrower or any of the Guarantors has any claims, counterclaims, defenses or set-offs with respect to the Loan or the Loan Documents, as modified herein.

(f)Borrower and each Guarantor validly exists under the laws of their respective State of formation or organization and has the requisite power and authority to execute and deliver this Joinder and to perform the Loan Documents, as modified herein.  The execution and delivery of this Joinder by Borrower and Guarantors and the performance by Borrower and Guarantors of the Loan Documents, as modified herein, have been duly authorized by all requisite action by or on behalf of Borrower and Guarantors.  This Joinder has been duly executed and delivered on behalf of Borrower and Guarantors.

9.Reaffirmation.  Borrower and each Guarantor (i) acknowledges and consents to all of the terms and conditions of this Joinder, (ii) agrees that this Joinder and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Credit Agreement or the other Loan Documents or any certificates, documents, agreements and instruments executed in connection therewith, (iii) affirms all of its obligations under the Loan Documents, (iv) agrees that this Joinder shall in no manner impair or otherwise adversely affect any of the liens granted in or pursuant to the Loan Documents and (v) affirms that each of the liens granted in or pursuant to the Loan Documents are valid and subsisting.

10.Loan Fees and Expenses.  As a condition precedent to Lender's agreement to enter into this Joinder, Borrower hereby agrees to pay Lender on the Amendment Effective Date all reasonable out-of-pocket costs and expenses incurred by Lender in connection with this Joinder, including, without limitation, reasonable attorneys' fees and expenses.

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11.Release of Claims.  Borrower, Guarantors, Released Guarantors and any other obligors, on behalf of themselves and their respective successors and assigns (collectively and individually, “Borrower Parties”), hereby fully, finally and completely RELEASE AND FOREVER DISCHARGE  Lender and its successors, assigns, affiliates, subsidiaries, parents, officers, shareholders, directors, employees, servicers, attorneys, agents and properties, past, present and future, and their respective heirs, successors and assigns (collectively and individually, “Lender Parties”), of and from any and all claims, controversies, disputes, liabilities, obligations, demands, damages, debts, liens, actions and causes of action of any and every nature whatsoever, known or unknown, whether at law, by statute or in equity, in contract or in tort, under state or federal jurisdiction, and whether or not the economic effects of such alleged matters arise or are discovered in the future, which Borrower Parties have as of the date of this Joinder or may claim to have against Lender Parties arising out of or with respect to any and all transactions relating to the Loan or the Loan Documents occurring on or before the date of this Joinder, including any loss, cost or damage of any kind or character arising out of or in any way connected with or in any way resulting from the acts, actions or omissions of Lender Parties occurring on or before the date of this Joinder.  The foregoing release is intended to be, and is, a full, complete and general release in favor of Lender Parties with respect to all claims, demands, actions, causes of action and other matters described therein, including specifically, without limitation, any claims, demands or causes of action based upon allegations of breach of fiduciary duty, breach of any alleged duty of fair dealing in good faith, economic coercion, usury, or any other theory, cause of action, occurrence, matter or thing which might result in liability upon Lender Parties arising or occurring on or before the date of this Joinder.  Borrower Parties understand and agree that the foregoing general release is in consideration for the agreements of Lender contained herein and that they will receive no further consideration for such release.

12.Further Assurances.  Borrower and Guarantors agree to cooperate, adjust, initial, re-execute and redeliver any and all documents including, but not limited to, any notes, loan documents, security agreements, financing statements, guarantees, deeds, affidavits and closing statements deemed necessary in the reasonable discretion of Lender to consummate or complete the transactions contemplated herein, to correct errors or to perfect Lender’s liens or security interests.

13.Ratification. Except as expressly modified hereby, the terms and conditions of the Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

14.Governing Law. This Joinder shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida without regard to the conflicts of laws principles thereof.

15.Counterparts. This Joinder may be executed by one or more of the parties to this Joinder on any number of separate counterparts (including by electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of an executed counterpart of a signature page of this Joinder by facsimile transmission or by any other electronic imaging means, shall be effective as delivery of a manually executed counterpart of this Joinder.

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16.Documentary Stamp Taxes; Intangible Taxes. Borrower acknowledges, stipulates, covenants and agrees that Borrower is solely responsible for payment of any and all documentary stamp taxes and intangible taxes with respect to the Loan.  In the event that at any time or from time to time the Florida Department of Revenue shall impose any documentary stamp tax, intangible tax, interest, penalties or fines with respect to the Loan or the Loan Documents, Borrower shall pay same immediately upon demand and Borrower shall indemnify, defend and hold Lender harmless of, from and against any and all such documentary stamp tax, intangible tax, interest, penalties or fines, together with all costs of collection thereof.

17.Miscellaneous.

(i)An Event of Default hereunder shall be an "Event of Default" under Section 8.1 of the Credit Agreement entitling Lender to all of the remedies afforded Lender in Section 8.2 of the Credit Agreement.

(ii)Borrower, Guarantors and Lender acknowledge that there are no other understandings, agreements or representations, either oral or written, express or implied, with respect to the Loan that are not embodied in the Loan Documents and this Joinder, which collectively represent a complete integration of all prior and contemporaneous agreements and understandings of Borrower, Guarantors and Lender with respect to the Loan; and that all such prior understandings, agreements and representations are hereby modified as set forth in this Joinder.  Except as expressly modified hereby, the terms of the Loan Documents are and remain unmodified and in full force and effect.

(iii)This Joinder shall bind and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

(iv)Any references to the Credit Agreement or the Loan Documents contained in any of the Loan Documents shall be deemed to refer to the Credit Agreement and the other Loan Documents as amended hereby.  This Joinder shall be deemed a "Loan Document" and accordingly, the definition of the term "Loan Documents" appearing in the Loan Documents is hereby amended to include, in addition to the documents already covered thereby, this Joinder.  The paragraph and section heading used herein are for convenience only and shall not limit the substantive provisions hereof. All words herein which are expressed in the neuter gender shall be deemed to include the masculine, feminine and neuter genders.  Any word herein which is expressed in the singular or plural shall be deemed, whenever appropriate in the context, to include the plural and the singular.

(v)Time is of the essence of each of Borrower's and Guarantors’ obligations under this Joinder.

(vi)All of the Collateral shall remain in all respects subject to the lien, charge and encumbrance of the Loan Documents, and, nothing herein contained and nothing done pursuant hereto shall affect the lien, charge or encumbrance of the Loan Documents or the priority thereof with respect to other liens, charges, encumbrances or conveyances, or release or affect the liability of any party or parties whomsoever who may now or hereafter be liable under or on account of the Loan Documents.

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(vii)If one or more of the provisions contained in this Joinder shall for any reason be held to be invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Joinder, and this Joinder shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein or therein.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Joinder to be duly executed effective as of the Amendment Effective Date.

BORROWER:	HCI GROUP, INC.,
a Florida corporation

By:
	Name:	James Mark Harmsworth
	Title:	Chief Financial Officer

GUARANTORS:	HOMEOWNERS CHOICE MANAGERS, INC.,
a Florida corporation
GREENLEAF CAPITAL, LLC,
a Florida limited liability company
OMEGA INSURANCE AGENCY, INC.,
a Florida corporation
SOUTHERN ADMINISTRATION, INC.,
a Florida corporation
ENCLAVE SERVICES, INC.,
a Florida corporation
GATORS ON THE PASS HOLDINGS LLC,
a Florida limited liability company
JOHN’S PASS MARINA INVESTMENT HOLDINGS LLC,
a Florida limited liability company
PASS INVESTMENT HOLDINGS LLC,
a Florida limited liability company
TV INVESTMENT HOLDINGS LLC,
a Florida limited liability company
SILVER SPRINGS PROPERTY INVESTMENTS, LLC,
a Florida limited liability company
GRISTON CLAIM SERVICES, INC.,
a Florida corporation
HCPCI HOLDINGS, LLC,
a Florida limited liability company
BIG BEND LINCOLN SWC, LLC,
a Florida limited liability company
FMKT MEL OWNER LLC,
a Florida limited liability company
SORRENTO PBX, LLC,
a Florida limited liability company
CENTURY PARK HOLDINGS, LLC,
a Florida limited liability company
GULF TO BAY LM, LLC,
a Florida limited liability company
JP BEACH HOLDINGS LLC,
a Florida limited liability company
HCI INSURANCE ADMINISTRATION SERVICES, INC.,

a Florida corporation
WESTVIEW HOLDINGS, LLC,
a Florida limited liability

By:
	Name:	James Mark Harmsworth
	Title:	Chief Financial Officer

RELEASED
GUARANTORS:	CYPRESS TECH DEVELOPMENT COMPANY, INC.,
a Florida corporation
EXZEO USA, INC.,
a Florida corporation
TYPTAP MANAGEMENT COMPANY,
a Florida corporation

By:
	Name:	James Mark Harmsworth
	Title:	Chief Financial Officer

[LENDER’S SIGNATURE APPEARS ON FOLLOWING PAGE]

LENDER:

FIFTH THIRD BANK, NATIONAL ASSOCIATION

By:
David Austin, its Senior Vice President